                                                                  Exhibit 21.doc

                                  EXHIBIT 21

                         Subsidiaries of the Registrant

Name                                                                        State of Incorporation
----                                                                        ----------------------
First-Citizens Bank and Trust Company of South Carolina                     South Carolina

Exchange Bank of South Carolina, Inc.                                       South Carolina

FCB/SC Capital Trust I                                                      Delaware

Subsidiaries of First-Citizens Bank & Trust Of South Carolina

Name                                                                        State of Incorporation
----                                                                        ----------------------
First Citizens Mortgage Corporation (Inactive)                              South Carolina

Wateree Enterprises                                                         South Carolina